VISTA SELECT BALANCED FUND


                                   BEGINNING          ENDING
                   TOTAL          REDEMPTION        REDEMPTION
                   RETURN          VALUE/NAV         VALUE/NAV

1 YEAR             11.76             27.93             29.91

5 YEAR              9.63             23.65             29.91

10 YEAR             9.64             20.11             29.91

SINCE
INCEPTION           N/A               N/A               N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending October 31, 1996 would be $25,104.

VISTA SELECT EQUITY INCOME FUND


                                      BEGINNING             ENDING
                      TOTAL          REDEMPTION           REDEMPTION
                      RETURN          VALUE/NAV            VALUE/NAV

1 YEAR                22.67             67.41                80.79

5 YEAR                14.76             45.44                80.79

10 YEAR               13.48             29.64                80.79

SINCE
INCEPTION              N/A               N/A                  N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending October 31, 1996 would be $35,427.

VISTA SELECT LARGE CAP EQUITY FUND


                                  BEGINNING          ENDING
                      TOTAL       REDEMPTION       REDEMPTION
                     RETURN       VALUE/NAV        VALUE/NAV

1 YEAR                21.54         33.71            40.28

5 YEAR                12.38         24.68            40.28

10 YEAR               12.67         15.37            40.28

SINCE
INCEPTION              N/A           N/A              N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending October 31, 1996 would be $32,970.

VISTA SELECT LARGE CAP GROWTH FUND


                                BEGINNING            ENDING
                   TOTAL        REDEMPTION         REDEMPTION
                  RETURN        VALUE/NAV          VALUE/NAV

1 YEAR             15.09          65.32              74.36

5 YEAR             13.25          42.80              74.36

10 YEAR            12.13          29.49              74.36

SINCE
INCEPTION           N/A            N/A                N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending October 31, 1996 would be $31,421.

VISTA SELECT NEW GROWTH OPPORTUNITIES FUND


                                      BEGINNING           ENDING
                     TOTAL           REDEMPTION         REDEMPTION
                     RETURN           VALUE/NAV          VALUE/NAV

1 YEAR               11.52             513.61             570.37

5 YEAR               13.06             319.45             570.37

10 YEAR               N/A                N/A                N/A

SINCE
INCEPTION            12.78             252.45             570.37


The net change in the value of an assumed initial investment of $10,000 for the period April 1, 1989 (commencement of operations) through October 31, 1996 of the predecessor common trust fund would be $24,678.

VISTA SELECT SMALL CAP VALUE FUND


                                       BEGINNING           ENDING
                       TOTAL          REDEMPTION         REDEMPTION
                       RETURN          VALUE/NAV          VALUE/NAV

1 YEAR                 13.97             44.13              50.00

5 YEAR                 18.43             22.01              50.00

10 YEAR                13.22             16.80              50.00

SINCE
INCEPTION               N/A               N/A                N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending October 31, 1996 would be $34,618.

VISTA SELECT INTERNATIONAL EQUITY FUND


                                BEGINNING            ENDING
                  TOTAL        REDEMPTION          REDEMPTION
                 RETURN         VALUE/NAV           VALUE/NAV

1 YEAR            11.32           10.64               11.78

5 YEAR             N/A             N/A                 N/A

10 YEAR            N/A             N/A                 N/A

SINCE
INCEPTION         5.05            10.18               11.78


The net change in the value of an assumed initial investment of $10,000 for the period May 1, 1993 (commencement of operations) through October 31, 1996 of the predecessor common trust fund would be $11,836.

VISTA SELECT SHORT-TERM BOND FUND


                                        BEGINNING              ENDING
                       TOTAL            REDEMPTION           REDEMPTION
                      RETURN            VALUE/NAV            VALUE/NAV

1 YEAR                 5.99               10.84                10.85

5 YEAR                 5.78               11.18                10.85

10 YEAR                6.84               11.05                10.85

SINCE
INCEPTION               N/A                N/A                  N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending August 31, 1996 would be $20,219.

VISTA SELECT INTERMEDIATE BOND FUND


                                    BEGINNING               ENDING
                    TOTAL           REDEMPTION            REDEMPTION
                   RETURN           VALUE/NAV             VALUE/NAV

1 YEAR              4.59              10.38                 10.17

5 YEAR              6.89              10.03                 10.17

10 YEAR             7.70               9.62                 10.17

SINCE
INCEPTION            N/A               N/A                   N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending August 31, 1996 would be $20,997.

VISTA SELECT BOND FUND


                                BEGINNING             ENDING
                 TOTAL         REDEMPTION           REDEMPTION
                RETURN          VALUE/NAV            VALUE/NAV

1 YEAR           5.51             40.74                40.53

5 YEAR           7.62             38.92                40.53

10 YEAR          8.12             38.99                40.53

SINCE
INCEPTION         N/A              N/A                  N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending August 31, 1996 would be $21,836.